UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2022
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2022, Tricida, Inc. (the “Company”) Company granted retention awards to employees of the Company, including certain of the Company’s named executive officers. The retention program recognizes that, as the Company completes its review of strategic alternatives and conducts necessary corporate operations, it is important for the Company to provide meaningful retention awards to help retain essential executive officers and employees. The retention awards granted to the Company’s named executive officers will be paid in advance, subject to full repayment of any unvested portion of the award if the employment of the named executive officer terminates prior to achievement of specified milestones. In the event of the named executive officer’s death or termination of employment due to permanent and total disability, the named executive officer will be entitled to retain a pro-rata portion of the award. In the event that the named executive officer’s employment is terminated without cause or transferred to a buyer of the Company or its assets, the retention award will be deemed to be fully vested and no repayment will be required. The retention awards approved for the Company’s named executive officers were as follows: Gerrit Klaerner, Chief Executive Officer and President, $780,000; Geoffrey Parker, Executive Vice President, Chief Operating and Financial Officer, $558,338; Dawn Parsell, Executive Vice President, Clinical Development, $556,920; and Robert McKague, Executive Vice President, General Counsel and Compliance Officer, $520,000.
The above summary of the Retention Program is qualified in its entirety by reference to the complete terms and conditions as set forth in the Retention Agreement, the form of which will be filed with the Company’s annual report on Form 10-K.

Item 7.01	Regulation FD Disclosure.
On November 17, 2022, the Company updated the slide deck presentation posted on its website to include additional information related to veverimer. While this presentation does not change and is not intended to change the previously disclosed negative results of the VALOR-CKD trial, the information is being provided in conjunction with the Company’s exploration of strategic alternatives and to maximize the information publicly available on veverimer to any third parties with potential interest in the Company and/or veverimer. While the Company is devoting significant efforts to identify and evaluate potential strategic alternatives, there can be no assurance that this strategic review process will result in the Company pursuing any transaction or that any transaction, if pursued, will be completed on attractive terms or at all. Additionally, there can be no assurances that any particular course of action, business arrangement or transaction, or series of transactions, will be pursued, successfully consummated, or lead to any stockholder value.
A form of the Company's slide presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, and a copy is available on the Company's website at IR.Tricida.com.
The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Company Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2022	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President